EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
QuickLogic Corporation
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-190277, No. 333-161501, No. 333-126528 and No. 333-88706) and Form S8 (No. 333-159498, No. 333-123515, No. 333-76022, No. 333-34898, No. 333-34900, No. 333-34902 and No. 333-208060) of QuickLogic Corporation of our reports dated March 18, 2016, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of QuickLogic Corporation’s internal control over financial reporting , which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
March 18, 2016